UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 323-4637

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Annual Equity Awards

The Compensation Committee of the Company’s Board of Directors (the “Committee”) met on July 28, 2006 (the “Grant Date”), and approved the grant of the Company’s 2006 annual long-term incentive equity awards to the executive officers and certain other employees of the Company (the “Awards”). The Awards are based on a percentage of the recipient’s base salary and consist of options to purchase shares of the Company’s common stock and performance-based restricted stock units (“RSUs”). The Awards are subject to the Company’s 2006 Equity Incentive Plan, a copy of which is filed as Exhibit 10.13 to Amendment No. 4 to the Company’s Registration Statement on Form 10 and is incorporated herein by reference (the “Plan”), and the form of 2006 Annual Equity Award Agreement, a form of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference (the “Award Agreement”). The Award for Daniel R. Hesse, the Company’s Chairman, President and Chief Executive Officer, is subject to the Plan, his Employment Agreement, a copy of which is filed as Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form 10 (the “Employment Agreement”), and the form of 2006 Annual Equity Award Agreement for Daniel R. Hesse, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference (the “CEO Award Agreement”). The following description of the Awards is qualified in its entirety by reference to the full text of the Plan, the Award Agreement, the CEO Award Agreement, and the Employment Agreement, as applicable.

Option Awards

The exercise price for the option portion of the Awards is equal to the fair market value of a share of the Company’s common stock on the Grant Date which, for purposes of options issued under the Plan, is the average of the high and low prices of a share of the Company’s common stock for composite transactions on the Grant Date. The number and class of shares subject to each option is subject to adjustment for certain capital events involving Embarq’s common stock.

The options vest during the next three years, with 34% vesting on February 7, 2007, and 33% vesting on each of February 7, 2008, and February 7, 2009. The options will expire on February 5, 2016. In general, options will also vest upon an option holder’s death, disability, or, if the options have been outstanding for at least one year from the Regular Annual Grant Date (which for purposes of the Award Agreement is February 7, 2006), normal retirement as set forth in the Award Agreement. In addition, if the options have been outstanding for at least one year from the Regular Annual Grant Date and the option holder was continuously employed up to the date of a change in control, unvested options will vest upon the option holder’s involuntary termination of employment without cause within 12 months following the “change in control,” as defined in the Plan. Otherwise, unvested options will expire as of the option holder’s Termination Date as defined in the Plan. Certain employees, including certain executive officers, of Embarq have employment or severance agreements under which the vesting of unvested options following a change in control would accelerate if the employee resigns for “Good Reason”, as defined under the employment or severance agreement, and the employee has held the options for more than one year from the Regular Annual Grant Date and has been continuously employed up to the date of the change in control.

Vested options remain exercisable for a specified period following termination of an option holder’s employment as set forth in the Award Agreement. Generally, an option holder will have one year to exercise options following death, five years to exercise options following disability or retirement, and 90 days to exercise options following resignation or involuntary termination without cause.

Daniel R. Hesse’s Option Awards

Except as otherwise required by the Employment Agreement, the options granted to Mr. Hesse are subject to the same terms and conditions as the options granted to other executive officers. The options granted to Mr. Hesse will also vest during the next three years, with 34% vesting on February 7, 2007, and 33% vesting on each of February 7, 2008, and February 7, 2009. His options will also expire on February 5, 2016. Mr. Hesse’s unvested options will also vest upon his death or disability. In general, if Mr. Hesse’s employment with the Company terminates other than on account of Mr. Hesse being in violation of certain provisions of his Employment Agreement, his options will continue to vest during the 18-month period following a “Separation Event,” as defined in the Employment

Agreement, and that portion of his options which is not vested at the end of that 18-month period, will be forfeited. If Mr. Hesse’s employment with the Company terminates other than on account of Mr. Hesse being in violation of certain provisions of his Employment Agreement, and if he was continuously employed up to the date of a change in control, his options will continue to vest during the 24-month period following a “Severance Event,” as defined in the Employment Agreement, and that portion of his options which is not vested on the last day of that 24-month period, will be fully vested on that day. Mr. Hesse’s vested options remain exercisable for a specified period following termination of his employment as set forth in the Employment Agreement and the CEO Award Agreement.

Performance-Based RSU Awards

An RSU entitles the holder to receive from Embarq, at Embarq’s discretion, either one share of Embarq common stock at a particular date in the future or an amount of cash equal to the market value of one share of Embarq common stock on such future date. The number and class of shares required to be delivered under each RSU is subject to adjustment for certain capital events involving Embarq’s common stock.

The RSUs will be settled in equal installments with 50% settled on February 7, 2008 and the remainder settled on February 7, 2009. The RSUs include a performance adjustment which could result in the initial number of RSUs granted being increased up to 200% of the initial grant or decreased to zero based upon the achievement of specified financial results related to the Company’s revenue and operating income before depreciation and amortization, both as adjusted for certain items, for the second half of the 2006 calendar year. Any performance adjustment will be made after the end of the 2006 calendar year. In addition, each RSU gives the holder the right to receive dividend equivalents equal in value to dividends paid on Embarq common stock. The dividend equivalents will be adjusted and paid at the time of the performance adjustment and at the time that subsequent dividends are paid on Embarq common stock thereafter.

In general, unsettled RSUs will be settled upon an RSU holder’s death, disability, or attainment of age 65 (if the RSUs have been outstanding for at least one year), as set forth in the Award Agreement. In addition, unsettled RSUs will be settled if the RSUs have been outstanding for at least one year, the holder was continuously employed up to the date of a change in control, and the holder’s involuntary termination of employment occurs within 12 months following the change in control. Otherwise, unsettled RSUs will be forfeited and cancelled as of the RSU holder’s Termination Date. Certain employees, including certain executive officers, of Embarq have employment or severance agreements under which the settlement of unsettled RSUs following a change in control would accelerate if the employee resigns for “Good Reason,” as defined under the employment or severance agreement, and the employee has held the RSUs for more than one year from the Regular Annual Grant Date and has been continuously employed up to the date of the change in control.

Daniel R. Hesse’s RSUs

Except as provided in the CEO Award Agreement or otherwise required by the Employment Agreement, the RSUs granted to Mr. Hesse are subject to the same terms and conditions as the RSUs granted to other executive officers. The RSUs granted to Mr. Hesse will be settled in equal installments with 50% settled on February 7, 2008 and the remainder settled on February 7, 2009. The RSUs granted to Mr. Hesse will also be settled upon his death or disability. If Mr. Hesse’s employment with the Company terminates other than on account of Mr. Hesse being in violation of certain provisions of this Employment Agreement, Mr. Hesse’s unsettled RSUs will also continue to be settled during the 18-month period following a Separation Event and any RSUs unsettled at the end of that 18-month period will be forfeited. If Mr. Hesse’s employment with the Company terminates other than on account of Mr. Hesse being in violation of certain provisions of his Employment Agreement, and if he was continuously employed up to the date of the change in control, Mr. Hesse’s unsettled RSUs will also continue to be settled during the 24-month period following a Severance Event, and that portion of his RSUs which is not settled on the last day of that 24-month period, will be fully vested on that day.

The number of options and RSUs granted to the Company’s named executive officers is set forth in the table below:

Name/Title	Options Granted	RSUs Granted
Daniel R. Hesse, Chairman of the Board	304,348	130,208
President and Chief Executive Officer
Harrison S. Campbell, President – Consumer Markets	45,826	19,606
Michael B. Fuller, Chief Operating Officer	130,435	55,804
Thomas A. Gerke, General Counsel and	69,565	29,762
External Affairs
Thomas J. McEvoy, President – Business Markets	45,826	19,606

The Company’s other Principal Senior Officers were granted Awards ranging from 115% to 250% of their base salary.

Issuance of RSUs to Non-Employee Directors

The Committee met on July 28, 2006, and approved a grant to each of the Company’s non-employee Directors of 3,724 RSUs representing the awards to be made upon initial election of each non-employee director pursuant to and in accordance with the terms of the Company’s compensation program for non-employee directors, a description of which was previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 21, 2006 (the “Non-Employee Director Program”). Each grant is also subject to the terms and conditions contained in the Award Agreement for Outside Directors, a form of which is filed as Exhibit 10.3 to this report and is incorporated herein by reference (the “Director Award Agreement”).

The RSUs granted to non-employee directors will be settled on the date of the third regular annual stockholder’s meeting following the Grant Date. Each RSU gives the holder the right to receive dividend equivalents equal in value to dividends paid on Embarq common stock. In general, unsettled RSUs will be settled on a pro rata basis upon a non-employee director’s death, disability, retirement or involuntary separation from service with the Board of Directors, or a change in control as set forth in the form of Director Award Agreement. A non-employee director will immediately forfeit all unsettled RSUs on the director’s separation date if his or her separation from service is for any other reason, including voluntary resignation. The foregoing summary of the grants to non-employee directors is qualified in its entirety by reference to the full text of the Non-Employee Director Program and the Director Award Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of 2006 Annual Equity Award Agreement
10.2	Form of 2006 Annual Equity Award Agreement for Daniel R. Hesse
10.3	Form of Award Agreement for Outside Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Embarq has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: August 1, 2006	By:	/S/ Tracy D. Mackey
Tracy D. Mackey
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2006 Annual Equity Award Agreement
10.2	Form of 2006 Annual Equity Award Agreement for Daniel R. Hesse
10.3	Form of Award Agreement for Outside Directors

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